UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY		12414
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 19, 2013, Peter Hogan, CPA was appointed to the board of directors of Greene County Bancorp, Inc. (the “Company”) and its subsidiary, The Bank of Greene County (the “Bank”).  Mr. Hogan is a Shareholder in the Hudson, New York based firm of Karp, Ackerman, Skabowski, & Hogan, CPAs, P.C.  There are no arrangements or understandings between Mr. Hogan and any other person pursuant to which Mr. Hogan became a director.  Mr. Hogan is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  Mr. Hogan has been appointed to serve on, and as chairman of, the Audit Committee of the board of directors.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2013, the Company amended Article III, Section 2 of its bylaws to increase the number of members comprising its board from six to seven.

The Company’s bylaws are attached as Exhibit 3(ii) to this Current Report on Form 8-K, and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit 3(ii) Bylaws of Greene County Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.
November 20, 2013	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer